UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2014

Document Security Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-32146	16-1229730
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

First Federal Plaza, Suite 1525
28 E. Main Street	14614
Rochester, NY
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2014, Document Security Systems, Inc. (the “Company”) held its annual meeting of stockholders at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York 14604. A total of 32,283,735 shares of common stock, representing 65.2% of the aggregate shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the annual meeting.

 Robert Fagenson, Jeffrey Ronaldi, Peter Hardigan, Robert Bzdick, Jonathon Perrelli, Ira Greenstein, David Klein and Warren Hurwitz were each elected as directors of the Company to serve until the next annual meeting of stockholders.

The stockholders ratified the board of directors’ appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The stockholders approved the non-binding proposal to approve the proposed compensation disclosed in the Proxy Statement of the Company’s executive officers who are named in the Proxy Statement’s Summary Compensation Table.

The final voting results on these matters were as follows:

1.	Election of Directors:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Robert Fagenson	9,893,347	1,184,165	173,162	21,033,061
Jeffrey Ronaldi	7,919,718	3,172,327	158,629	21,033,061
Peter Hardigan	7,930,560	3,161,485	158,629	21,033,061
Robert Bzdick	7,891,282	3,201,513	157,879	21,033,061
Jonathon Perrelli	8,005,635	3,087,960	157,079	21,033,061
Ira Greenstein	7,986,742	3,097,253	166,679	21,033,061
David Klein	7,888,326	3,195,569	166,779	21,033,061
Warren Hurwitz	7,900,662	3,179,633	170,379	21,033,061

2.  Ratification of appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Votes Abstained
29,511,062	2,452,339	320,334

The stockholders also ratified a non-binding proposal to approve the compensation of the Company’s executive officers, as set forth in the Company’s Proxy Statement Summary Compensation Table. The final voting results on these matters were as follows:

3.  Ratification of Executive Compensation set forth in the Company’s Proxy Statement Summary Compensation Table:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,495,442	3,546,636	208,596	21,033,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2014

DOCUMENT SECURITY SYSTEMS, INC.
/s/ Jeffrey Ronaldi
By: Jeffrey Ronaldi Title: Chief Executive Officer